Exhibit 10.2

24th of July 2014, Agua Prieta Sonora Mexico   Mexivada Mining Company  S.A. de C.V. representative Richard  Robert Redfern  who will be defined as the grantor and Gold Standard Mexico S.A. de C.V. represented by its only administrator Jose Carlos Ornelas Gonzalez, who in this act are celebrating the assignment  of rights of La Viuda and La Viuda-1 mining concessions  with number 232498 and 232859 with the following  statements:

A. The grantor states the following:

That he is the owner of  the title Mining Concesion number 232498 in Monctezuma, Sonora with a term of validity from 19th of August 2008 to 18th of August 2058 known as La Viuda, title  given in Mexico DF on the 18th of August 2008 and suscribed by the general director of Mines; Carlos Eduardo de la Cruz Ledezma; enrolled under file number 358 volume 371 on Mining Concesion Book , 19th of August 2008.As well as the title of Mining Concesion Number  232859 with a title validity from the 30th of October  2008 to 29th of October 2058 known as La Viuda-1. , Title given in Mexico DF on the 29th of October 2008 and suscribed by the general director of Mines; Carlos Eduardo de la Cruz Ledezma; enrolled under file number 359 volume 372 on Mining Concesion Book , 30th of October 2008.

The grantor has agreed to assign the rights of the Mining concession La Viuda and La Viuda-1  to the grantee. Described in the first statement. In this effect Gold Standard Mexico  is the only entitled to this rights.

The grantor in this act hands the grantee the original  title of the concession. The grantee will asume all the legal obligations that this rights entitles. Both parts agree that this contract forces and benefits the new owner of the title. The  grantee  will also be entitled  to the obligations and responsabilities of any kind. All the expenses, rights, taxes and other fees that this operation may bring will be covered by the grantee except for the income tax which is the grantors responsability. Both parties are responsable of any information given to the federal and municipal revenue office. Both parts must ratify all this information with the lawyer they have selected.Both parts agree the is no fraud and bad faith in the present contract.

Any misunderstanding that may arise with the contract will be arranged in the Hermosillo, Sonora court.